PROMISSORY NOTE


$5,000,000.00                                                   Phoenix, Arizona

                                                                October 24, 1996


         FOR VALUE RECEIVED, the undersigned THREE-FIVE SYSTEMS, INC., a Delaware corporation ("Maker"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Payee"; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successfully called "Holder") at Post Office Box 29742, Phoenix, Arizona 85038-9742, or at such other place as Holder may from time to time designate in writing, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or so much thereof as Holder may advance to or for the benefit of maker plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

         A. Until the Term Termination Date, interest shall accrue on the principal balance hereunder as follows:

                  1. At the Prime Rate if it is a Prime Rate Term Advance.

                  2. At the applicable Term LIBOR Rate if it is a LIBOR Rate Term Advance.

         B. After the Term Termination Date, interest shall accrue hereunder as follows:

                  1. At the Fixed Rate if Maker shall have elected by written notice to Holder by no later than 11:00 a.m. (Phoenix, Arizona local time) on the Term Termination Date that interest should accrue at the Fixed Rate, commencing the next day, at the Fixed Rate. Maker's right to elect that interest accrue at the Fixed Rate shall terminate at 11:00 a.m. (Phoenix, Arizona local time) on the Term Termination Date.

                  2. Otherwise at either the Prime Rate or the Term LIBOR Rate as Maker shall elect from time to time, provided that at any one time after the Term Termination Date interest shall accrue on the entire Term Loan at either the Prime Rate or the then applicable Term LIBOR Rate based on a single Interest Period.

         C. All accrued interest hereunder shall be due and payable on the Term Payment Date.

         D. Principal payments shall be made in equal amounts on each Quarterly End Date commencing the first Quarterly End Date after the Term Termination Date, sufficient to fully
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amortize the balance  outstanding  hereunder on the Term Termination Date on the
Term Maturity Date.

         E. The entire outstanding principal balance of this Note, all accrued and unpaid interest and all other sums which may have become payable thereunder shall be due and payable in full on the Term Maturity Date.

         F. The capitalized terms used and not otherwise defined herein shall have the same meanings as defined in the Loan Agreement.

From the date hereof until the Term Termination Date, the principal balance of this Note represents a line of credit all or any part of which may be advanced by Maker, from time to time, subject to the terms hereof and the conditions, if any, contained in the Loan Agreement, and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof. Commencing on the Term Termination Date no further disbursements shall be made to Maker under this Note.

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

         If any payment required under this Note is not paid within five (5) Business Days of when due; then, at the option of Holder, Maker shall pay a "late charge" equal to three percent (3%) of the amount of that payment to compensate Holder for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

         All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

         This Note is issued pursuant to that Loan Agreement (as amended from time to time, the "Loan Agreement") dated as of July 11, 1994, between Maker and Payee, and is secured by, among other things, that Security Agreement of even date herewith, by and between Maker, as debtor and Payee, as secured party (the "Security Agreement"), encumbering the personal property described therein. Such Security Agreement and all other documents or instruments securing the indebtedness evidenced by this Note or executed or delivered in connection with this Note are herein called the "Security Documents."

         Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any event of default under the Loan Agreement or any Security Document.

         After maturity, including maturity upon acceleration, the unpaid principal balance, all
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accrued and unpaid interest and all other amounts  payable  hereunder shall bear interest at that rate that is five percent (5%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgement obtained by Holder and shall be secured by the Security Documents.

         Maker shall have the option to prepay this Note, in full or in part, at any time as provided in the Loan Agreement. All prepayments shall be applied in the inverse order of maturity.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (c) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

         In addition, each Surety waives and agrees not to assert: (a) any right to require Holder to proceed against Maker or any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner;
(b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; and (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of the Note. Until payment in full of the Note, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which Holder now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by Holder.

         Maker agrees that to the extent Maker or any Surety makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness
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evidenced  by  this  Note or  part  thereof  intended  to be  satisfied  by such
Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         Without limiting the right of Holder to bring any action or proceeding against Maker or any Surety or against any property of Maker or any Surety (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agree that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

         This Note shall be construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first written above.

                                        THREE-FIVE SYSTEMS, INC., a Delaware
                                        corporation



                                        By_____________________________________
                                             Its_______________________________

                                                                          MAKER
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